Exhibit 10.1

AMENDMENT NO. 2

TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

NOVEMBER 19, 2008

This Amendment to the Agreement (defined below) is entered into as of November 19, 2008, by and among RenaissanceRe Holdings Ltd. (the “Company”) and Neill A. Currie (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Employee are parties to that certain amended and restated employment agreement dated as of February 22, 2006, and amended as of March 1, 2007, which governs Employee’s employment with the Company (the “Agreement”);

WHEREAS, the Agreement has been continually operated in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations, and transitional guidance promulgated thereunder and with respect thereto (collectively, “Section 409A”); and

WHEREAS, the Company and Employee now desire to amend the Agreement pursuant to the transition relief provided by Notice 2007-86, effective immediately, to ensure that any amounts of nonqualified deferred compensation (as such term is defined in Section 409A) payable pursuant to the Agreement are paid to Employee in compliance with Section 409A.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

The following sentence shall be added to the Agreement as the last sentence in Section 5(b)(ii):

Each tax reimbursement payment to Employee pursuant to this Section 5(b)(ii) shall be made no later than the last day of the calendar year next following the calendar year in which Employee remits to the applicable taxing authority such taxes being reimbursed.

The words “substantially equal installments over the Severance Term, in accordance with the company’s then-regular payroll practices” set forth in Section 8(b)(iii), (f)(ii), (h)(ii) shall be replaced with the words “a lump sum amount payable within ten (10) business days of such termination”.

The following four sentences shall be added to the Agreement as the last four sentences in Section 8(i):

Such release, if required by the Company, shall be delivered to Employee within ten (10) business days following the termination of Employee’s employment hereunder, and the Company’s failure to deliver such release to Employee within such ten (10) business day period shall constitute a waiver of such requirement. Assuming a timely delivery of the release by the Company, if Employee fails to execute such release on or prior to the Release Expiration Date, Employee shall not be entitled to any payments or benefits pursuant to subsection (d), (e), or (g) of this Section 8 (other than the Accrued Obligations). Notwithstanding anything herein to the contrary, in any case where the date of termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Employee that are treated as deferred compensation for purposes of Section 409A of the Code shall be made in the later taxable year. For purposes of this Agreement, “Release Expiration Date” means the date that is twenty-one (21) days following the date upon which the Company timely delivers to Employee the release contemplated herein, or in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date.

The following new subsection shall be added and numbered as the last subsection of Section 8 of the Agreement to read in its entirety as follows:

Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Employee has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Employee’s termination of employment hereunder) shall be paid (or commence to be paid) to Employee on the schedule set forth in this Section 8 as if Employee had undergone such termination of employment (under the same circumstances) on the date of his ultimate “separation from service.”

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[Signatures to appear on following page]

Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

/s/ Neill A. Currie
Neill A. Currie

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Peter C. Durhager
Name:	Peter C. Durhager
Title:	Senior Vice President

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